AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                  SHADY GROVE REPRODUCTIVE SCIENCE CENTER, P.C.


         THIS AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT ("Amendment No. 5"), dated _____________________________ by and among IntegraMed America, Inc., a Delaware corporation with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Shady Gove Reproductive Science Center, P.C., a Maryland professional corporation, with its principal place of business at 15001 Shady Grove Road, Suite 400, Shady Grove, Maryland 20850 ("PC") and David S. Raffan, M.D., a Virginia resident, residing at ______________________ ("Physician").

                                    RECITALS:

         INMD and PC entered into a Management Agreement dated March 11, 1998, as amended (the "Management Agreement"); and

         INMD and PC wish to amend further the Management Agreement, in pertinent part, to provide for an additional Exclusive Management Right consideration, in light of PC's merger with Physician's practice.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD, PC and Physician agree as follows:

         1. Article 8 is hereby amended to add the following additional
Sections: "8.3 The Exclusive Management Right includes the medical practice of Dr. David S. Saffan ("Dr. Safan") which will merge with PC, effective January 1, 2001, in consideration for which Management Company will pay Dr. Saffan approximately $430,000 as follows:

                  8.3.1 17% of PC's collections [projected to be $1.2 million] attributed to Dr. Saffan, as physician of record, for the period January 1, 2001 through and inclusive of December 31, 2001 ("First Year Collections"); provided, in the event the First Year Collections are less than $600,000, Dr. Saffan shall not be entitled to any payment pursuant to this Section 8.3.1; and provided further, if the First Year Collections are $600,000 or more, but less than $800,000, Dr. Saffan shall only be paid 10% of collections attributed to Dr. Saffan, as physician of record;

                  8.3.2 8.4% of collections [projected to be $1.5 million] attributed to Dr. Saffan, as physician of record, for the period January 1, 2002 through and inclusive of December 31, 2002 ("Second Year Collections"); and

                  8.3.3 5% of collections [projected to be $2.0 million] attributed to Dr. Saffan, as physician of record, for the period January 1, 2003 through and inclusive of December 31, 2003 ("Third Year Collections").

         8.4 IntegraMed shall make quarterly payments to Physician in the amounts of (i) $51,500 during the First Year Collections period (ii) $31,500 during the Second Year Collections period, and (iii) $25,000 during the Third Year Collections period; provided, however, within 60 days after the end of each of the First, Second and Third Year Collections periods, IntegraMed will reconcile actual collections to the quarterly payments. Any adjustment will be made to the first quarterly payment of the succeeding year, except for adjusts at the end of the Third Year Collections period in which event, the adjustment shall be made by March 1, 2004. In the event the March 1, 2004 adjustment requires a refund from Physician, such amount shall be paid to IntegraMed by April 1, 2004, and the event of an underpayment to Physician by IntegraMed, such additional payment shall, likewise, be made by April 1, 2004."

         2. All representations of and covenants by PC set forth in the Management Agreement are hereby amended to include the medical practice of Dr. David Saffan.

         3. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 5 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 5 the date first above written.

INTEGRAMED AMERICA, INC.                 SHADY GROVE REPRODUCTIVE SCIENCE
                                                           CENTER, P.C.


By:/s/Gerardo Canet                      By: /s/Michael J. Levy
   ---------------------------               -----------------------------
      Gerardo Canet, President                  Michael J.Levy, M.D., President

                                             /s/David S. Saffan
                                             ------------------------------
                                                David S. Saffan, M.D.